UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

633 Seventeenth Street, Suite 1800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 30, 2008, Infinity Energy Resources, Inc. (the “Company”) received written notification from the NASDAQ Stock Market (“NASDAQ”), indicating that based on a review of the Company’s plan to achieve and sustain compliance with all continued listing requirements, NASDAQ had determined to deny the Company’s request for continued listing on The NASDAQ Global Market. The Company had previously been notified that it was not in compliance with NASDAQ Marketplace Rule 4450(a)(3), which requires a $10,000,000 minimum stockholders’ equity standard, and Rule 4450(a)(5), requiring a minimum closing bid price of $1.00 for the Company’s common stock.
     In accordance with such notice, the Company’s common stock will be delisted from The NASDAQ Global Market, and trading of the Company’s common stock will be suspended at the opening of business on May 9, 2008. In addition, a Form 25-NES will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The NASDAQ Global Market. The Company’s securities may become eligible for trading on another market, such as the OTC Bulletin Board, if a market maker makes an application to register in and quote the security in accordance with SEC Rule 15c2-11. The Company does not intend to appeal NASDAQ’s decision.
     The Company’s press release, dated May 5, 2008, with respect to this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Infinity Energy Resources, Inc., dated May 5, 2008, announcing receipt of NASDAQ delisting notice.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 6, 2008

Infinity Energy Resources, Inc.
By:	/s/ Daniel F. Hutchins
Daniel F. Hutchins
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Infinity Energy Resources, Inc., dated May 5, 2008, announcing receipt of NASDAQ delisting notice.

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